EXHIBIT 1.1


                        INVESCO UNIT TRUSTS, SERIES 1328

                                TRUST AGREEMENT

                              Dated: May 30, 2013

   This Trust Agreement among Invesco Capital Markets, Inc., as Depositor, The Bank of New York Mellon, as Trustee, and Cohen & Steers Capital Management, Inc. as Supervisor, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For Invesco Unit Trusts, Effective for Unit Investment Trusts Established On and After December 6, 2012 (Including Invesco Unit Trusts, Series 1281 and Subsequent Series)" (the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                                WITNESSETH THAT:

   In consideration of the premises and of the mutual agreements herein contained, the Depositor, Trustee and Supervisor agree as follows:

                                     PART I

                     STANDARD TERMS AND CONDITIONS OF TRUST

   Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                    PART II

                     SPECIAL TERMS AND CONDITIONS OF TRUST

   The following special terms and conditions are hereby agreed to:

   1. The Securities listed in the Schedules hereto have been deposited in trust under this Trust Agreement.

   2. The fractional undivided interest in and ownership of each Trust represented by each Unit thereof referred to in Section 1.01(51) is initially an amount the numerator of which is one and the denominator of which is the amount set forth under "Units outstanding" for the Trust in the "Statements of Condition" in the Prospectus.

   3. The terms "Capital Account Distribution Date" and "Income Account Distribution Date" shall mean the "Distribution Dates" set forth in the "Essential Information" in the Prospectus.

   4. The terms "Capital Account Record Date" and "Income Account Record Date" shall mean the "Record Dates" set forth in the "Essential Information" in the Prospectus.

   5. The term "Deferred Sales Charge Payment Date" shall mean October 10, 2013 and the tenth day of each month thereafter through February 10, 2014.

   6. The term "Supervisor" shall mean Cohen & Steers Capital Management, Inc. and its successors in interest, or any successor portfolio supervisor appointed as provided in the Standard Terms and Conditions of Trust.

   7. The Depositor's annual compensation rate described in Section 3.13 shall be that amount set forth under "Bookkeeping and administrative fees" in the "Fee Table" in the Prospectus.

   8. The first paragraph of Section 4.01 is hereby replaced by the following:

     "Section 4.01. Compensation. As compensation for providing supervisory portfolio services under this Indenture, each Trust will accrue daily and pay to the Supervisor at the end of each calendar quarter an aggregate annual fee in an amount equal to the percentage set forth under "Supervisory fee" in the "Fee Table" in the Prospectus of the average daily Trust Evaluation (described in Section 6.01)."

   9. The Trustee's annual compensation rate described in Section 7.04 shall be that amount set forth under "Trustee's fee and operating expenses" in the "Fee Table" in the Prospectus.

   10. Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, if the Trustee sells, redeems or otherwise liquidates Fund Shares pursuant to Section 6.02 to satisfy Unit redemptions or pursuant to
Section 7.04 to pay Trust expenses, the Trustee shall do so, as nearly as practicable, on a pro rata basis among all Fund Shares held by a Trust.

   IN WITNESS WHEREOF, the undersigned have caused this Trust Agreement to be executed; all as of the day, month and year first above written.

                         INVESCO CAPITAL MARKETS, INC.

                            By: /s/ JOHN F. TIERNEY
                         ------------------------------
                                 Vice President


                    COHEN & STEERS CAPITAL MANAGEMENT, INC.

                               By: /s/ FRANK POLI
                         ------------------------------
                            Executive Vice President



                          THE BANK OF NEW YORK MELLON

                           By: /s/ JOANNA YEDREYESKI
                         ------------------------------
                                 Vice President



                         SCHEDULE A TO TRUST AGREEMENT

                         SECURITIES INITIALLY DEPOSITED
                                       IN
                        INVESCO UNIT TRUSTS, SERIES 1328

     [Incorporated herein by this reference and made a part hereof is each "Portfolio" schedule as set forth in the Prospectus.]